As filed with the Securities and Exchange Commission
                on June 23, 2000
                                    Registration No. 333-______
=================================================================

         SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549
        _______________________________________
                       FORM S-8
             REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
        _______________________________________

              WSFS FINANCIAL CORPORATION
------------------------------------------------------
(Exact name of Registrant as Specified in Its Charter)

        DELAWARE                                22-2866913
--------------------------------           -------------------
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)             Identification No.)

                       838 MARKET STREET
                  WILMINGTON, DELAWARE 19899
------------------------------------------------------------
(Address of Principal Executive Offices, including Zip Code)

                   WSFS FINANCIAL CORPORATION
                    1997 STOCK OPTION PLAN
------------------------------------------------------------
                      (Full Title of the Plan)

                      MARK A. TURNER
                 CHIEF FINANCIAL OFFICER
                WSFS FINANCIAL CORPORATION
                   838 MARKET  STREET
               WILMINGTON, DELAWARE 19889
-----------------------------------------------------------
          (Name and Address of Agent for Service)

                      (302) 571-7160
------------------------------------------------------------
(Telephone number, including area code, of agent for service)

                       Copies to:
                JAMES C. STEWART, ESQ.
   STRADLEY RONON HOUSLEY KANTARIAN & BRONSTEIN, LLP
           1220 19TH STREET N.W., SUITE 700
                WASHINGTON, D.C.  20036

                    CALCULATION OF REGISTRATION FEE
===================================================================================
Title of                           Proposed Maximum   Proposed Maximum    Amount of
Securities To     Amount To Be     Offering Price    Aggregate Offering Registration
Be Registered      Registered        Per Share              Price            Fee
------------------------------------------------------------------------------------
Common Stock,
$.01 par value      540,000 (1)      $12.03 (2)        $6,496,875 (2)    $1,715.18
=====================================================================================

(1) Maximum number of additional shares issuable under the Second 2000 Amendment to the WSFS Financial Corporation 1997 Stock Option Plan, as such amount may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.

(2) In accordance with Rule 457(h) the registration fee has been calculated based upon the average of the high and low selling prices of the common stock of the
    Registrant as reported on the Nasdaq National Market on June 21, 2000 of $12.03
    per share ($6,496,875 in the aggregate).

                    *  *  *  *  *

Note: This registration statement registers 540,000 additional shares of Common Stock of the Registrant to be issued under the WSFS Financial Corporation 1997 Stock Option Plan for which a registration statement on Form S-8, (Commission File No. 333-26099), has been filed and is effective. In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of that registration statement.

                      * * * * *

                      SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Wilmington, State of Delaware, on May 25, 2000.

                    WSFS FINANCIAL CORPORATION



                    By: /s/ Marvin N. Schoenhals
                        --------------------------
                        Marvin N. Schoenhals
                        Chairman, President and Chief Executive
                        Officer (Duly Authorized Representative)

     We, the undersigned directors and officers of WSFS Financial Corporation, do hereby severally constitute and appoint Marvin N. Schoenhals, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Marvin N. Schoenhals may deem necessary or advisable to enable WSFS Financial Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of WSFS Financial Corporation's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Marvin
N. Schoenhals shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                       Title                        Date
-----------                      -----                        -----
/s/ Marvin N. Schoenhals     Chairman, President, Chief      May 25, 2000
--------------------------   Executive Officer and Director
Marvin N. Schoenhals         (Chief Executive Officer)


/s/ Mark A. Turner           Executive Vice President and   May 25, 2000
--------------------------      Chief Financial Officer
Mark A. Turner               (Chief Financial and Accounting
                                     Officer)

/s/ Charles G. Cheleden      Vice Chairman and Director     May 25, 2000
--------------------------
Charles G. Cheleden

/s/ Dale E. Wolf
--------------------------   Vice Chairman and Director     May 25, 2000
Dale E. Wolf

/s/ Joseph R. Julian              Director                  May 25, 2000
--------------------------
Joseph R. Julian

/s/ David E. Hollowell            Director                  May 25, 2000
--------------------------
David E. Hollowell


/s/ Thomas P. Preston             Director                  May 25, 2000
--------------------------
Thomas P. Preston

/s/ John F. Downey                Director                  May 25, 2000
--------------------------
John F. Downey


/s/ Eugene W. Weaver              Director                  May 25, 2000
--------------------------
Eugene W. Weaver


/s/ Linda C. Drake                Director                  May 25, 2000
--------------------------
Linda C. Drake


/s/ Claibourne D. Smith           Director                  May 25, 2000
-------------------------
Claibourne D. Smith


/s/ R. Ted Weschler               Director                  May 25, 2000
--------------------------
R. Ted Weschler


                   INDEX TO EXHIBITS



     Exhibit   Description
     -------   -----------

        5      Opinion of Stradley Ronon Housley Kantarian &
               Bronstein, LLP as to the validity of the Common
               Stock being registered

      23.1     Consent of Stradley Ronon Housley Kantarian &
               Bronstein, LLP (appears in their opinion filed as Exhibit 5)

      23.2     Consent of KPMG LLP

      99.1     WSFS Financial Corporation 1997 Stock Option
               Plan as Amended

      99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the WSFS Financial Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8 (File No. 333-26099))

      99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the WSFS Financial Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 99.3 to the Company's Registration Statement on Form S-8 (File No. 333-26099))

      99.4 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted under the WSFS Financial Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 99.4 to the Company's Registration Statement on Form S-8 (File No. 333-26099))

      99.5     Form of Notice of Phantom Stock Award
               (incorporated by reference to Exhibit 99.5 to the Company's Registration Statement on Form S-8
               (File No.  333-26099))